UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

PERRIGO COMPANY

(Exact name of registrant as specified in its charter)

MICHIGAN	001-09689	38-2799573
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan

(Address of principal executive offices)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2013, Perrigo Company (the “Company”) received, pursuant to its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to any and all of its outstanding 2.950% Notes due 2023 (the “Notes”), the requisite consents to adopt proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes, as amended (the “Indenture”) that would eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due) and certain event of default and defeasance provisions therein and reduce the minimum redemption notice period from 30 days to three business days. The Offer and Solicitation are being made upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated November 5, 2013 (the “Statement”).

As of 5:00 p.m. New York City time on November 19, 2013, holders of $571,647,000 million aggregate principal amount of Notes, representing 95.27% of the outstanding Notes, had validly tendered and not withdrawn their Notes and submitted related consents. As a result, the requisite number of consents have been received with respect to the Consent Solicitation.

On November 20, 2013, the Company and Wells Fargo Bank, National Association, as trustee, executed the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture implementing the Proposed Amendments. A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Second Supplemental Indenture became effective upon execution, but will not become operative unless and until the Company accepts the Notes for purchase pursuant to the terms and conditions described in the Statement, which is expected to be on or about December 23, 2013.

Item 8.01.	Other Events

On November 21, 2013, the Company issued a press release announcing its receipt of the requisite consents pursuant to, and pricing of, the Tender Offer and Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

4.1	Second Supplemental Indenture dated as of November 20, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release dated November 21, 2013 announcing the receipt of the requisite consents pursuant to, and pricing of, the Tender Offer and Consent Solicitation.

Irish Takeover Rules

The directors of Perrigo accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1 per cent or more of any relevant securities in Elan or Perrigo may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)

	By:	/s/ Joseph C. Papa
Dated: November 21, 2013		Joseph C. Papa
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit

4.1	Second Supplemental Indenture dated as of November 20, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release dated November 21, 2013 announcing the receipt of the requisite consents pursuant to, and pricing of, the Tender Offer and Consent Solicitation.